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                                                                    Exhibit 99.1

      TERAYON TO REPORT THIRD QUARTER 2004 FINANCIAL RESULTS ON OCTOBER 28

Santa Clara, California - October 14, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband access, delivery and management platforms, today confirmed that it will report its financial results for the third quarter of 2004 after market close on Thursday, October 28, 2004.

         Terayon will host a conference call to discuss its financial results at 2 p.m. Pacific Time (5 p.m. Eastern Time) on October 28, 2004. A live audio webcast of the call will be available to the public from Terayon's website at www.terayon.com/investor.

         A replay of the conference call will be available via webcast at www.terayon.com/investor beginning at 4 p.m. Pacific Time on October 28, through November 28, 2004. In addition, a replay can be accessed via telephone during this period by dialing 877-213-9653 (U.S.) or 630-652-3041 (international). The access code for the telephonic replay is 10131841.

         Terayon has previously reported preliminary third quarter financial results in its press release dated October 8, 2004.

ABOUT TERAYON

Terayon Communication Systems, Inc. provides access, delivery and management platforms for broadband providers, cable companies, satellite operators and broadcasters for the delivery of advanced, carrier-class voice, data and video services. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

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Note: Terayon and the Terayon logo are registered trademarks of Terayon
Communication Systems, Inc. All other trademarks are property of their respective owners.